Exhibit 99.1

Rowan Reports First Quarter 2017 Results

HOUSTON, May 2, 2017 /PRNewswire/ -- For the quarter ended March 31, 2017, Rowan Companies plc (" Rowan " or the " Company ") (NYSE: RDC) reported net income of $10.3 million, or $0.07 per diluted share, compared to net income of $122.8 million, or $0.98 per diluted share, in the first quarter of 2016.

Rowan's revenues totaled $374.3 million in the first quarter of 2017, a decrease of 25% from the prior-year quarter driven by a 28% decline in the Deepwater segment and a 23% decline in the Jack-up segment. The decline in Deepwater revenues resulted from the Rowan Relentless being idle in the current quarter versus operating in the prior-year quarter and the Rowan Resolute operating at a reduced day rate compared to the prior year period. Jack-up revenues declined due to lower average day rates partially offset by increased operating days.

Tom Burke, President and Chief Executive Officer, commented, "While our revenues were down significantly year-over-year as a result of poor market conditions, I am pleased with our continued strong operating performance and sustained cost reduction efforts. We are preparing to start up our new joint venture with Saudi Aramco in the second quarter and look forward to the long term growth of this new company with our partner."

Rowan will conduct its earnings conference call on Tuesday, May 2, 2017, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 81482409. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 29 mobile offshore drilling units, comprised of 25 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and the impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy in our areas of operations that may result in loss or seizure of assets or interruption of operations; impairments; a cyber incident which impairs our ability to conduct operations; the outcome of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except per share amounts) (Unaudited)

	Three months ended March 31,
	2017	2016
REVENUES	$374.3	$500.2

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	170.0	204.8
Depreciation and amortization	99.1	98.9
Selling, general and administrative	24.0	26.9
Loss on disposals of property and equipment	3.4	2.2
Total costs and expenses	296.5	332.8

INCOME FROM OPERATIONS	77.8	167.4

OTHER INCOME (EXPENSE):
Interest expense	(39.6)	(38.9)
Interest income	2.0	0.4
Gain (loss) on extinguishment of debt	(0.2)	0.6
Other - net	—	(2.6)
Total other (expense), net	(37.8)	(40.5)

INCOME BEFORE INCOME TAXES	40.0	126.9
Provision for income taxes	29.7	4.1

NET INCOME	$10.3	$122.8

NET INCOME PER SHARE - DILUTED	$0.07	$0.98

WEIGHTED AVERAGE SHARES - DILUTED	127.4	125.8

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED BALANCE SHEETS (In millions) (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,173.2	$1,255.5
Receivables - trade and other	317.1	301.3
Prepaid expenses and other current assets	24.6	23.5
Total current assets	1,514.9	1,580.3
Property and equipment - net	6,983.8	7,060.0
Other assets	54.6	35.3
	$8,553.3	$8,675.6

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$126.8
Accounts payable - trade	93.1	94.3
Deferred revenues	108.2	103.9
Accrued liabilities	138.3	158.8
Total current liabilities	339.6	483.8

Long-term debt, less current portion	2,552.5	2,553.4
Other liabilities	320.6	338.8
Deferred income taxes - net	8.8	185.7
Shareholders' equity	5,331.8	5,113.9
	$8,553.3	$8,675.6

ROWAN COMPANIES PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10.3	$122.8
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	99.1	98.9
Deferred income taxes	16.8	(12.6)
Provision for pension and other postretirement benefits	2.5	4.8
Share-based compensation expense	6.8	8.2
Loss on disposals of property and equipment	3.4	2.2
Other	0.2	—
Net changes in current assets and liabilities	(34.8)	(49.7)
Other postretirement benefit claims paid	(0.9)	(3.0)
Contributions to pension plans	(5.9)	(3.1)
Deferred revenues	(6.3)	(2.5)
Net changes in other noncurrent assets and liabilities	(9.7)	(3.1)
Net cash provided by operating activities	81.5	162.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30.9)	(32.9)
Proceeds from disposals of property and equipment	0.1	0.3
Net cash used in investing activities	(30.8)	(32.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Reductions of long-term debt	(127.7)	(16.5)
Shares repurchased for tax withholdings on vesting of restricted share units	(5.3)	(2.8)
Net cash used in financing activities	(133.0)	(19.3)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(82.3)	111.0
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255.5	484.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,173.2	$595.2

ROWAN COMPANIES PLC SUPPLEMENTAL OPERATING SEGMENT INFORMATION (In millions) (Unaudited)

	Three months ended March 31,
	2017	2016
Deepwater:
Revenues	$160.7	$222.5
Operating expenses:
Direct operating costs (excluding items below)	44.6	67.0
Depreciation and amortization	28.3	27.3
Other operating items	—	0.3
Income from Operations	$87.8	$127.9

Jack-ups:
Revenues	$213.6	$277.7
Operating expenses:
Direct operating costs (excluding items below)	125.4	137.8
Depreciation and amortization	70.1	68.4
Other operating items	3.4	1.9
Income from Operations	$14.7	$69.6

Unallocated costs and other:
Operating expenses:
Depreciation and amortization	0.7	3.2
Selling, general and administrative	24.0	26.9
Loss from Operations	$(24.7)	$(30.1)

Consolidated:
Revenues	$374.3	$500.2
Operating expenses:
Direct operating costs (excluding items below)	170.0	204.8
Depreciation and amortization	99.1	98.9
Selling, general and administrative	24.0	26.9
Other operating items	3.4	2.2
Income from Operations	$77.8	$167.4

ROWAN COMPANIES PLC SUPPLEMENTAL OPERATING INFORMATION (Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
RIG DAYS (1)
Deepwater:
Operating	270	276	361
Available	360	368	364

Jack-up:
Operating	1,547	1,389	1,497
Available	2,071	2,208	2,184

Total:
Operating	1,817	1,665	1,858
Available	2,431	2,576	2,548

UTILIZATION (1)
Deepwater	75%	75%	99%
Jack-up	75%	63%	69%
Total	75%	65%	73%

AVERAGE DAY RATES (2) (in thousands)
Deepwater	$592.1	$464.5	$612.4
Jack-up	$135.7	$156.6	$182.3
Total	$203.5	$207.6	$266.0

REBILLABLES (3) (in millions)
Deepwater	$0.8	$0.2	$1.2
Jack-up	3.4	5.3	3.4
Total	$4.2	$5.5	$4.6

(1) Available rig days and utilization exclude cold-stacked days.
(2) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.
(3) Rebillable operating costs equally offset with rebillable revenue.

ROWAN COMPANIES PLC RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except per share amounts) (Unaudited)

	Three months ended
	March 31,
	2017	2016
ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME	$10.3	$122.8
Depreciation and amortization	99.1	98.9
Other expense, net	37.8	40.5
Income tax expense	29.7	4.1
NON-GAAP ADJUSTED EBITDA	$176.9	$266.3

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581